Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

VAIL RESORTS, INC.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0291762 (I.R.S. employer identification no.)

Table of Additional Registrants

Name	Jurisdiction of Formation	I.R.S. Employer Identification No.
All Media Associates, Inc.	California	94-2791918
All Media Holdings, Inc.	Colorado	27-2635030
Arrabelle at Vail Square, LLC	Colorado	20-2754896
Booth Creek Ski Holdings, Inc.	Delaware	84-1359604
Beaver Creek Associates, Inc.	Colorado	84-0677537
Beaver Creek Consultants, Inc.	Colorado	84-0760348
Beaver Creek Food Services, Inc.	Colorado	84-0815288
Bryce Canyon Lodge Company	Colorado	61-1557439
BCRP Inc.	Delaware	28-8085854
Breckenridge Resort Properties, Inc.	Colorado	72-1536646
The Chalets at the Lodge at Vail, LLC	Colorado	20-3948664
Colter Bay Café Court, LLC	Wyoming	20-8495546
Colter Bay Convenience Store, LLC	Wyoming	20-8495378
Colter Bay Corporation	Wyoming	83-0219238
Colter Bay General Store, LLC	Wyoming	20-8495450
Colter Bay Marina, LLC	Wyoming	20-8495498
Crystal Peak Lodge of Breckenridge, LLC	Colorado	20-5515731
Delivery Acquisition, Inc.	Colorado	26-3003368
Flagg Ranch Company	Colorado	27-5445444
Gillett Broadcasting, Inc.	Delaware	37-0920781
Grand Teton Lodge Company	Wyoming	83-0161154
Heavenly Valley, Limited Partnership	Nevada	88-0266125
Jackson Hole Golf & Tennis Club Snack Shack, LLC	Wyoming	20-8495582
Jackson Lake Lodge Corporation	Wyoming	83-0219237
Jenny Lake Lodge, Inc.	Wyoming	83-0279520
Jenny Lake Store, LLC	Wyoming	20-8495624
Jackson Hole Golf and Tennis Club, Inc.	Wyoming	83-0267212
JHL&S LLC	Wyoming	83-0332983
Keystone Conference Services, Inc.	Colorado	84-1075280
Keystone Development Sales, Inc.	Colorado	43-1463384
Keystone Food & Beverage Company	Colorado	84-0678950
Keystone Resort Property Management Company	Colorado	84-0705922
La Posada Beverage Service, LLC	Delaware	20-1911061
Lodge Properties Inc.	Colorado	84-0607010

Lodge Realty, Inc.	Colorado	13-3051423
Lake Tahoe Lodging Company	Colorado	27-3213858
Mesa Verde Lodge Company	Colorado	20-8266270
Northstar Group Commercial Properties LLC	Delaware	84-1697136
Northstar Group Restaurant Properties, LLC	Delaware	26-2189728
National Park Hospitality Company	Colorado	20-8266177
One Ski Hill Place, LLC	Colorado	26-0720165
Property Management Acquisition Corp., Inc.	Tennessee	62-1634422
RCR Vail, LLC	Colorado	20-4190750
Rockresorts Arrabelle, LLC	Colorado	20-8495265
Rockresorts Cheeca, LLC	Delaware	84-1606605
Rockresorts Cordillera Lodge Company, LLC	Colorado	20-2830375
Rockresorts DR, LLC	Delaware	27-0441796
Rockresorts Equinox, Inc.	Vermont	06-1634157
Rockresorts Hotel Jerome, LLC	Colorado	20-8970216
Rockresorts International Management Company	Colorado	26-0664206
Rockresorts LaPosada, LLC	Delaware	84-1606604
Rockresorts, LLC	Delaware	75-2829919
Rockresorts Rosario, LLC	Delaware	84-1606602
Rockresorts Ski Tip, LLC	Delaware	26-1524744
Rockresorts Tempo, LLC	Florida	20-8495128
Rockresorts Wyoming, LLC	Wyoming	86-1076452
Rockresorts International, LLC	Delaware	84-1606606
Soho Development, LLC	Colorado	33-1122548
SSI Venture LLC	Colorado	84-1466271
SSV Holdings, Inc.	Colorado	20-4078956
SSV Online Holdings, Inc.	Colorado	45-2582270
SSV Online LLC	Wisconsin	45-2439605
Stampede Canteen, LLC	Wyoming	20-8495900
Teton Hospitality Services, Inc.	Wyoming	83-0332998
Trimont Land Company	California	94-1640750
The Vail Corporation	Colorado	84-0601461
Vail Associates Holdings, Ltd.	Colorado	84-1214955
Vail Associates Investments, Inc.	Colorado	84-1263682
Vail/Arrowhead, Inc.	Colorado	84-1253320
Vail/Beaver Creek Resort Properties, Inc.	Colorado	52-1479879
VAMHC, Inc.	Colorado	46-0486525

Vail Associates Real Estate, Inc.	Colorado	84-1013094
VA Rancho Mirage I, Inc.	Colorado	84-1606209
VA Rancho Mirage II, Inc.	Colorado	84-1606208
VA Rancho Mirage Resort, L.P.	Delaware	75-2578150
Vail Food Services, Inc.	Colorado	84-0596378
Vail Holdings, Inc.	Colorado	84-0568230
Vail Hotel Management Company, LLC	Colorado	20-2759921
Vail Resorts Development Company	Colorado	84-1242948
Vail Resorts Lodging Company	Delaware	33-0999676
Vail RR, Inc.	Colorado	84-1606210
Vail Summit Resorts, Inc.	Colorado	43-1273996
Vail Trademarks, Inc.	Colorado	84-1253319
The Village at Breckenridge Acquisition Corp., Inc.	Tennessee	62-1633660
VR Acquisition, Inc.	California	27-3645934
VR Heavenly Concessions, Inc.	California	68-0501999
VR Heavenly I, Inc.	Colorado	33-1039478
VR Heavenly II, Inc.	Colorado	33-1039481
VR Holdings, Inc.	Colorado	84-1510033
Zion Lodge Company	Colorado	26-0610823

390 Interlocken Crescent Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

6.50% Senior Subordinated Notes due 2019
and Guarantees of 6.50% Senior Subordinated Notes due 2019
(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)                              Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.                                       A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                       A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.                                       A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.                                       The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 27th day of October, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ MELONEE YOUNG
Name:	MELONEE YOUNG
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business June 30, 2011, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,624
Interest-bearing balances	186
Securities:
Held-to-maturity securities	0
Available-for-sale securities	828,663
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	60,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income.	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	8,561
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	201,961
Other assets	146,990
Total assets	$2,104,798

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LIABILITIES

Deposits:
In domestic offices	506
Noninterest-bearing	506
Interest-bearing.	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	227,247
Total liabilities	496,444
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	482,674
Accumulated other comprehensive income	3,160
Other equity capital components	0
Not available
Total bank equity capital	1,608,354
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,608,354
Total liabilities and equity capital	2,104,798

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz                                   )                                            CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President                       )

Frank P. Sulzberger, MD                      )                                      Directors (Trustees)

William D. Lindelof, MD                     )

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